UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2005

Medialink Worldwide Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of incorporation)

0-21989	52-1481284
(Commission File No.)	(I.R.S. Employer Identification Number)

708 Third Avenue, New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212)682-8300
(Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition.

    On March 1, 2005, Medialink Worldwide Incorporated issued a press release announcing its financial results for the three months and year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medialink Worldwide Incorporated

By: /s/ J. Graeme McWhirter
Name: J. Graeme McWhirter
Dated: March 7, 2005	Title: Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release, dated as of March 1, 2005, entitled “Medialink Reports Fourth Quarter and Year End 2004 Results; Records One-Time, Pretax Gain of $5 Million; 2004 Teletrax Sales Up 119%.”